UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

LEGEND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Blvd. #952
Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 933-6050
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 30, 2008, Legend Media, Inc. (the "Company") closed a transaction pursuant to which Well Chance Investments Limited, its wholly-owned subsidiary and a British Virgin Islands company (the "Purchaser"), purchased (the "Purchase") 80% of the common stock of Legend Media Tianjin Investment Company Limited (the "Target"), a British Virgin Islands company and a wholly-owned subsidiary of Music Radio Limited, a British Virgin Islands company (the "Seller"). The transaction occurred pursuant to the terms of a Share Purchase Agreement (the "Purchase Agreement") that the Company entered into on May 8, 2008 with the Purchaser, the Seller and all of the shareholders of the Seller (the "Shareholders") as previously disclosed in the Company's Current Report on Form 8-K filed on May 12, 2008.

At the closing of the Purchase, the Purchaser delivered shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), with an aggregate value of $7,160,714 based on the weighted average trading price of the Common Stock for the 90 trading days immediately before May 8, 2008 (1,892,559 shares) (the "Escrowed Shares") to an escrow agent (the "Escrow Agent") mutually designated by the Purchaser and the Seller and subject to an escrow agreement entered into by the Purchaser, the Seller and the Escrow Agent. In addition, within 28 days after closing of the Purchase, the Purchaser is obligated to deliver $2,000,000 in cash to the Escrow Agent (the "Escrowed Cash"). The Escrowed Shares and the Escrowed Cash will be released to the Seller or returned to the Purchaser depending on the occurrence of certain events, including (but not limited to) whether an entity wholly-owned by the Shareholders (the "Advertising Entity") has entered into an agreement pursuant to which the Advertising Entity is granted the exclusive right to market and sell all broadcast advertising for a radio station located in Tianjin, China for at least two years and on certain other specified terms on or before December 31, 2008, as previously disclosed in the Company's Current Report on Form 8-K filed on May 12, 2008 (the "New Advertising Agreement").

After the closing of the Purchase, the Company became the indirect beneficiary of several agreements entered into by the Company's affiliates.

In connection with the closing of the Purchase, Legend Media (Beijing) Consulting Co., Ltd., a wholly-owned foreign enterprise registered in China which is wholly-owned by the Target through its Hong Kong subsidiary, Legend Media Tianjin Investment Company HK Limited (the "Consulting Entity"), entered into an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "Service Agreement") with the Advertising Entity and the Shareholders pursuant to which the Consulting Entity became the exclusive provider of technical, operational, business consulting and other services to the Advertising Entity in exchange for a service fee and bonus as described in more detail in the Service Agreement. The term of the Service Agreement is 10 years with an automatic renewal for another 10-year term unless a party provides written notice that it does not wish to renew the Service Agreement. The Advertising Entity agreed to several important covenants in the Service Agreement, including (but not limited to), agreeing not to appoint any member of the Advertising Entity's senior management without the Consulting Entity's consent and to grant the Consulting Entity certain informational rights. In addition, in the Service Agreement, one of the Shareholders: (a) pledged his 80% equity interest in the Advertising Entity to the Target as a guarantee of the Advertising Entity's fulfillment of its obligations under the Service Agreement; (b) granted to the Target or its designee an option to purchase any or all of his 80% equity interest in the Advertising Entity at nominal value; and (c) agreed not to dispose of or encumber his 80% equity interest in the Advertising Entity without the Target's prior written consent.

The Target also entered into an Operating Agreement (the "Operating Agreement") with the Advertising Entity and the Shareholders to secure the performance of the parties' obligations under the Service Agreement. Pursuant to the terms of the Operating Agreement: (a) the Advertising Entity agreed not to, and the Shareholders agreed not to cause the Advertising Entity to, conduct any transactions which may have a material adverse effect on the Advertising Entity's assets, obligations, rights or operations without the Target's prior written consent; (b) the Advertising Entity and the Shareholders granted the Target certain informational rights; (c) the Advertising Entity and the Shareholders agreed to submit the Advertising Entity's annual budget and monthly cash requirement plans to the Target for approval, obtain the Target's approval for withdrawals from the Advertising Entity's bank accounts, and accept corporate policies and guidance from the Target with respect to the appointment and dismissal of senior management, daily operations and management and financial administrative systems; (d) the Advertising Entity and the Shareholders agreed to appoint or cause to be appointed the individuals nominated by the Target to become directors, general manager, chief financial officer or other senior management of the Advertising Entity; and (e) one of the Shareholders unilaterally entered into an Authorization Agreement (the "Authorization Agreement") pursuant to which he authorized Jeffrey Dash, the Company's Chief Executive Officer, to exercise such Shareholder's voting rights with respect to shares of the Advertising Entity at the Adverting Entity's shareholders' meeting. The term of the Operating Agreement is 10 years with an automatic renewal for another 10-year term unless a party provides written notice that it does not wish to renew the Service Agreement. The term of the Authorization Agreement is 10 years but it terminates automatically upon the earlier termination of the Service Agreement.

Also in connection with the closing of the Purchase, the Purchaser entered into a Revenue Assignment Agreement (the "Revenue Agreement") with Beijing Hongteng Lianguang Advertising Co., Ltd. ("Hongteng"), the Advertising Entity and the Shareholders. The Shareholders are the sole shareholders of Hongteng. Pursuant to the Revenue Agreement, Hongteng agreed to, and the Shareholders agreed to cause Hongteng to, assign any and all of the benefits (financial or otherwise) generated by an identified advertising agreement (the "Old Advertising Agreement"), and all advertising sales contracts entered into pursuant to the Old Advertising Agreement, to the Advertising Entity until the date on which the Advertising Entity enters into the New Advertising Agreement.

The foregoing descriptions of the Service Agreement, the Operating Agreement, the Authorization Agreement and the Revenue Agreement are qualified in their entirety by reference to the complete documents, copies of which are filed as Exhibit 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2008, the Company appointed William Lee, Ph.D. as the Company's Chief Operating Officer pursuant to the terms of the Purchase Agreement. Dr. Lee, age 52, has been providing management consulting services to the Company since April 8, 2008.

Before joining the Company, between January 2007 and April 2008, Dr. Lee was a Managing Director of Transworld Capital Group, a financial investment advisory company, where he was instrumental in creating significant value for a vast array of companies through strategic partnerships between Chinese and North American businesses. Between January 2004 and December 2006, he headed TNT China's corporate strategy department, where he was responsible for China business development, mergers and acquisitions and strategic alliances. TNT China is a Fortune 500 global provider of express delivery services and logistics supply chain solutions. During Dr. Lee's tenure with TNT China, he headed up the company's successful acquisition of Hoau, the largest privately-owned road transportation company in China. Between June 2003 and December 2004, Dr. Lee was a Project Manager at Roland Berger Strategy Consultants, a global strategy consultancy company. Before that, Dr. Lee was a consultant in China for McKinsey & Company, a worldwide management consulting firm, between May 2000 and May 2003. Dr. Lee's notable career achievements began at Asimco, a U.S. direct investment company specializing in acquiring and operating Chinese based enterprises, as Assistant President, where he oversaw business acquisition, joint venture establishment, and post-acquisition integration in the sectors of automotive components and beer brewery. It was during this time that Dr. Lee negotiated the successful sale of Five-Star Beer to Tsingtao Beer, which was the largest transaction in the industry at that time. Dr. Lee received his postgraduate education in the United States, where he earned a Ph.D. from the Massachusetts Institute of Technology and completed post-graduate studies at Harvard University. He has also been published in prestigious academic journals throughout the United States and written a book on Chinese Politics.

The Company is paying Dr. Lee a base salary of $150,000 per year. The Company and Dr. Lee have not entered in a written employment agreement at this time.

On April 8, 2008, in connection with Mr. Lee's engagement as a consultant to the Company, the Company's granted Mr. Lee stock options exercisable for 400,000 shares of Common Stock at an exercise price of $3.25 per share. The options vest in equal quarterly installments over three years. The options expire on the earlier of April 7, 2018 or 90 days from the date of Dr. Lee's resignation.

Item 8.01 Other Events.

On May 30, 2008, the Company issued a press release announcing the closing of the Purchase and the related transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 2, 2008, the Company issued a press release announcing the appointment of Dr. Lee as the Company's Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Description

10.1
Exclusive Technical, Operational, Business Consulting and Services Agreement, dated as of May 30, 2008, among Legend Media (Beijing) Consulting Co., Ltd., Tianjin Yinse Lingdong Advertising Co., Ltd., Ju Baochun and Xue Wei

10.2	Operating Agreement, dated as of May 30, 2008, among Legend Media (Beijing) Consulting Co., Ltd., Tianjin Yinse Lingdong Advertising Co., Ltd., Ju Baochun and Xue Wei
10.3	Authorization Agreement, dated as of May 30, 2008, by Ju Baochun
10.4
Revenue Assignment Agreement, dated as of May 30, 2008, among Well Chance Investments Limited, Beijing Hongteng Lianguang Advertising Co., Ltd., Tianjin Yinse Lingdong Advertising Co., Ltd., Ju Baochun and Xue Wei

99.1	Press Release dated May 30, 2008
99.2	Press Release dated June 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.

Date: June 5, 2008	By:	/s/ Jeffrey Dash
Jeffrey Dash
Chief Executive Officer